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Exhibit 99.1

Press Release

Cimarex Energy Co. contact:
Paul Korus, Vice President & CFO
Mark Burford, Director of Capital Markets
303-295-3995
www.cimarex.com

Magnum Hunter Resources, Inc. contact:
Brad Davis, Senior Vice President & CFO
Howard Tate, Vice President of Capital Markets
972-401-0752
www.magnumhunter.com

Cimarex Energy and Magnum Hunter to Hold Shareholder Meetings to Vote on Merger

        Denver, CO and Irving, TX, May 2, 2005/PRNewswire/—Cimarex Energy Co. (NYSE: XEC) and Magnum Hunter (NYSE: MHR) today announced that each company will hold separate shareholder meetings on June 6, 2005 in connection with the proposed merger between the two companies. Magnum Hunter shareholders will vote on whether to approve the merger and Cimarex shareholders will vote on whether to approve the issuance of common stock to Magnum Hunter shareholders and other corporate matters. Upon shareholder approvals and satisfaction of other customary conditions, the merger is expected to close within a few days after the meetings.

        On April 28, 2005, the Securities and Exchange Commission declared the registration statement relating to the issuance of Cimarex common stock in the proposed merger to be effective. Proxy statements for the respective shareholders' meetings will be mailed on or about May 6, 2005. Cimarex shareholders as of April 29, 2005 and Magnum Hunter shareholders as of April 15, 2005 will be entitled to vote.

        At the effective time of the merger, each issued and outstanding share of common stock of Magnum Hunter will be canceled and converted into the right to receive 0.415 of a share of Cimarex common stock.

        Cimarex is an independent oil and gas exploration and production company with operations focused in the Mid-Continent and Gulf Coast areas of the U.S. Magnum Hunter is an independent oil and gas exploration and production company with operations concentrated in the Permian Basin of West Texas and New Mexico, the Gulf of Mexico and in the Mid-Continent and Gulf Coast areas of the U.S.

        This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Cimarex's and Magnum Hunter's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the acquisition; 2) the possibility that problems may arise in successfully integrating the businesses of the two companies; 3) the possibility that the acquisition may involve unexpected costs; 4) the possibility that the combined company may be unable to achieve cost-cutting synergies; 5) the possibility that the businesses may suffer as a result of uncertainty surrounding the acquisition; 6) the possibility that the industry may be subject to future regulatory or legislative actions; 7) the volatility in commodity prices for oil and gas; 8) the presence or recoverability of estimated reserves; 9) the ability to replace reserves; 10) environmental risks; 11) drilling and operating risks; 12) exploration and development risks; 13) competition; 14) the ability of management to execute its plans to meet its goals and other risks that are described in SEC reports filed by Cimarex and Magnum Hunter. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Cimarex and Magnum Hunter. Cimarex and Magnum Hunter assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

        In connection with the proposed merger, Cimarex and Magnum Hunter have filed with the SEC a Registration Statement on Form S-4 (Registration Number 333-123019) that discloses important information about the merger. Investors and security holders of Cimarex and Magnum Hunter are urged to read the joint proxy statement/prospectus filed with the SEC, and any other relevant materials filed by Cimarex or Magnum Hunter, as well as any amendments or supplements to those documents, because they contain important information about Cimarex, Magnum Hunter and the merger. Investors and security holders may obtain these documents (and any other documents filed by Cimarex and Magnum Hunter with the SEC) free of charge at the SEC's website at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge (i) at www.cimarex.com or www.magnumhunter.com or (ii) by directing a request to Mary Kay Rohrer, Assistant Corporate Secretary, Cimarex Energy Co., phone: 303-295-3995, fax: 303-295-3494; or Morgan F. Johnston, Corporate Secretary, Magnum Hunter Resources, Inc., phone: 972-401-0752, fax: 972-443-6487. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed acquisition.

        Cimarex, Magnum Hunter and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Cimarex and Magnum Hunter in favor of the merger. Information about the executive officers and directors of Cimarex and their ownership of Cimarex common stock is set forth in the joint proxy statement/prospectus, which was filed with the SEC earlier today. Information about the executive officers and directors of Magnum Hunter and their ownership of Magnum Hunter common stock is set forth in the Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 16, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Cimarex, Magnum Hunter and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus when it becomes available.

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Cimarex Energy and Magnum Hunter to Hold Shareholder Meetings to Vote on Merger